                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                 JULY 27, 1999
                Date of Report (Date of earliest event reported)


                                 FAROUDJA, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                        0-23107             77-0444978
(State or other jurisdiction            (Commission          (IRS Employer
      of incorporation)                 File Number)         Identification No.)

                    750 PALOMAR AVENUE, SUNNYVALE, CA 94086
             (Address of principal executive offices and Zip Code)

                                  408.735.1492
               Registrant's telephone number, including area code

                                 NOT APPLICABLE
         Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS.

     The press release issued by the Registrant on August 2, 1999, describing the Registrant's entry entered into license, joint development and equity purchase agreements with Sage, Inc. on July 27, 1999, is attached hereto and incorporated by reference herein.

















                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               FAROUDJA, INC.
               (Registrant)

               By: /s/ R.A.Sheffield
                   -------------------
                   R.A. Sheffield, Vice President of Finance and Principal Financial Officer

               Date  AUGUST 6, 1999


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FAROUDJA, INC.
         750 Palomar Avenue
         Sunnyvale, California 94086      tel: 408-735-1492    fax: 408-735-8571
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FOR IMMEDIATE RELEASE

                      FAROUDJA AND SAGE ANNOUNCE LICENSE,
                   JOINT DEVELOPMENT, AND EQUITY TRANSACTIONS

SUNNYVALE, CA, AUGUST 2, 1999 -- Faroudja, Inc., a world leader in high performance video processing technologies (Nasdaq: FDJA) and Sage, Inc., a leading supplier of controller chips to the flat panel display industry, today announced their signing of license, joint development and equity purchase agreements.

The agreements involve:
- Faroudja's grant of a royalty-bearing license to Sage of certain video processing technologies;
- Joint development for potential use in a wide variety of digital display controller chips for video applications; and
-    Faroudja taking an equity position in Sage of just under 5%.
Financial terms of the transactions were not disclosed.

Faroudja and Sage will work together to incorporate Faroudja's world-renowned adaptive nonlinear video processing technologies - decoding, deinterlacing and enhancement - with Sage's technologies for developing application specific integrated circuits ("ASICs") for flat panel displays. Faroudja technologies transform conventional video signals into film-like images. Color and detail are improved dramatically without introducing annoying artifacts. Sage technologies simplify the operation of flat panel displays and provide its OEM partners with integrated and cost-competitive solutions. The combination of Faroudja and Sage technologies will enable the development of a complete chip solution that is cost-effective and significantly improves the quality of motion video displayed on flat panel devices.


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"When Sage recognized the increasing importance of high-quality video for its flat panel markets, Faroudja's unparalleled video quality and strong intellectual property position made Faroudja the ideal partner," said Chandra Reddy, Sage president and CEO.

"We are very excited about working with Sage's talented and focused team. Sage is off to a fast start providing ASICs and system solutions for the flourishing digital display market," said Glenn W. Marschel, Jr., Faroudja's president and CEO. "This transaction and relationship are an important step in executing Faroudja's strategy of supplying premium video processing technology for a wide variety of video display applications. Sage serves markets complementary to those traditionally served by Faroudja," Mr. Marschel concluded.

Faroudja, Inc. (Nasdaq: FDJA) is a world leader in high-performance video processing technologies for markets requiring superior image quality solutions. The Company provides innovative products for the HDTV broadcast, home theater, digital television and PC/TV convergence markets. Faroudja's technologies are protected by more than 60 patents. Faroudja has received numerous awards, including an Emmy award for Engineering Development and a Lifetime Achievement Emmy presented in June 1998 to its founder, Yves Faroudja.

Sage, Inc., a privately held fabless semiconductor company, is a leading global provider of mixed signal display image processors. The Company was established in 1994 to develop and market a range of electronics to support the flat panel display industry. Sage offers a range of high speed, high-performance, mixed signal chips and accompanying software that enable the manufacturers of flat panel monitors, TVs and portable display devices to create products which process images and video with optimal display quality and ease of use. Sage chip solutions address analog, digital and dual input markets offering a high degree of flexibility and integration resulting in low cost and high performance. Sage currently supplies the world's leading TV and monitor producers and works closely with its customers in its new product development projects to provide an ever-growing range of high-end video and monitor interfaces.


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Except for historical information contained herein, this press release contains forward-looking statements that are subject to risks and uncertainties, including the timely development and acceptance of new products, product availability from suppliers, the impact of competitive products and pricing, changing TV standards and other risks set forth under the caption "Factors Affecting Future Operating Results" in Faroudja's Annual Report on Form 10-K for the year ended December 31, 1998, its quarterly report on Form 10-Q for the quarter ended March 31, 1999 and other filings with the SEC.
                                      # # #

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CONTACTS:
COMPANY                            FINANCIAL/GENERAL INTEREST MEDIA
Robert Sheffield                   Michael Bulger
VP Finance, CFO                    Robinson Lerer & Montgomery
Faroudja, Inc.                     (212) 484-7413
(408) 735-1492
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